CONFORMED COPY

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K

                      CURRENT REPORT UNDER SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 7, 2005

                      Arrow-Magnolia International, Inc.
             (Exact Name of Small Business Issuer in its Charter)

Commission File Number 0-4728

                Texas                                 75-0408335
     (State or other jurisdiction                  (I.R.S. Employer
  of incorporation or organization)                Identification No.)

          2646 Rodney Lane, Dallas, Texas                 75229
     (Address of principal executive offices)          (Zip Code)

Issuer's telephone number, including area code:  (972) 247-7111

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Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective January 7, 2005, Arrow-Magnolia International, Inc. (the "Company") consummated a merger with Arrow Acquisition L.P., pursuant to which Arrow Acquisition L.P. merged with and into the Company and all outstanding shares of the Company's common stock, par value $0.10 per share, not held by shareholders who have given notice of assertion of dissenter's rights of appraisal have been converted into the right to receive $1.60 per share in cash in exchange for each outstanding share.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the merger, we intend to delist our common stock from the Nasdaq SmallCap Market as soon as possible. On the date of filing of this Report and in connection with the completion of the merger, we are filing a Form 15 to terminate our registration under Section 12(g) of the Securities Exchange Act of 1934 and suspend our duty to file reports under
Section 13 and 15(d) of the Exchange Act.

                                 SIGNATURES

	Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ARROW-MAGNOLIA INTERNATIONAL, INC.


                                    By:   /s/ Mark I. Kenner
                                        --------------------------------
                                        Mark I. Kenner, Chairman and
                                        Chief Executive Officer
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